UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2014

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

This Form 8-K is being filed to correct and supplement disclosure in the definitive proxy statement on Schedule 14A filed by Accuray Incorporated (the “Company”) with the Securities and Exchange Commission on October 9, 2014 (the “Proxy Statement”).  Except as set forth herein, no other changes are being made to the Proxy Statement.

On page 32 of the Proxy Statement, the table relating to the performance measures for the Company’s fiscal year 2014 Performance Bonus Plan funding contained certain typographical errors.  The table should read as follows:

Performance Measure	Weighting	Target	Minimum Threshold	Actual	% Plan Attained	% Weighted Funding
Operating Expenses	20%	$150.3 million	$157.8 million	$151.9 million	98.9	17.9
Gross Profit	20%	$140.8 million	$112.6 million	$155.5 million	110.4	30.4
Net Dollars into Backlog	40%	$208.8 million	$167.0 million	$211.4 million	101.2	42.5
Implementation of CRM platform across the entire Company	20%	N/A	N/A	Completed	100.0	20.0

On pages 34 and 35 of the Proxy Statement, the Company previously disclosed that its 2014 MSU Program uses total stockholder return (“TSR”) as its sole performance metric and that executive officers may still vest in a portion of the equity awards below the target amount when the Company’s TSR performance is below the index.  The Company wishes to clarify its reasoning for structuring the 2014 MSU Program in this manner.

The Company believes using a single performance metric is appropriate in this case because the metric used is tied directly to shareholders’ return which the Compensation Committee believes, ultimately, is the key indicator of whether the executives have performed well.  In addition, the Compensation Committee set the target amount of the equity awards granted to executives under the 2014 MSU Program at what it deemed was the appropriate level based on each individual executive’s performance, experience and retention needs, and assuming the Company’s performance would track to the index.  If the Company did not perform as well as anticipated, the executive would therefore earn less than the targeted amount.

On page 42 of the Proxy Statement, the Company previously disclosed in the “Grants of Plan-Based Awards for Fiscal 2014” table that Joshua Levine, the Company’s President and Chief Executive Officer, and Alaleh Nouri, the Company’s Senior Vice President and General Counsel, each received equity grants effective as of March 31, 2014.  The Company wishes to clarify the reasons and timing for these awards.

The RSU and MSU awards granted to Mr. Levine on such date represented a portion of Mr. Levine’s annual equity compensation for fiscal 2014.  For fiscal 2014, the Board of Directors determined that Mr. Levine should receive a total award of 200,000 MSUs and 200,000 RSUs.  However, due to a limitation under the Company’s 2007 Equity Incentive Plan, which restricts the total number of shares that may be granted to any one individual in a calendar year, Mr. Levine’s annual equity award could not be granted in its entirety during calendar year 2013 when all other annual grants for fiscal year 2014 were made. Therefore, a portion of the total annual equity award was granted in calendar year 2014.

The RSU award granted to Ms. Nouri in March 2014 was in connection with her promotion to Interim General Counsel in February 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: November 13, 2014	By:	/s/ Alaleh Nouri
Alaleh Nouri
Senior Vice President, General Counsel & Corporate Secretary